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                                                                   EXHIBIT 10.12

                             FORM OF PROMISSORY NOTE
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[__________]                                                 Fremont, California
                                                           Effective [_________]

     For value received, the undersigned promises to pay to INTERVIDEO, INC., a California corporation (the "Company"), or order, at its principal office, the principal sum of [______] with interest thereon at the applicable federal rate in effect for the month of [_____] under (S)1274(d) of the Internal Revenue
Code (to be later inserted at the bottom of this Note), compounded annually, on the unpaid balance of the principal sum. All principal and accrued interest shall be due and payable on or before five (5) years after the date of this Note and shall be initially paid through a payroll deduction program instituted by the Company.

     (a) Note Payment. The principal and interest are payable in lawful money of
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the United States of America. The undersigned may prepay in full the amount of any principal installment or accrued interest under the Note. The Note shall become payable in full upon the earlier of the following: (1) the term set forth in the Note, (2) default under the Note or (3) upon the first anniversary of the termination of the undersigned's employment with the Company.

     (b) Stock Pledge. Purchaser shall deliver to the Secretary of the Company
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or his designee (the "Escrow Agent") all certificates representing the Shares and an executed blank stock assignment (in the form of Exhibit A to this
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Agreement) for use in transferring all or a portion of such Shares to the
Company if, as and when required under this security agreement.

     (c) Security Grant. As security for the payment of the Note and any
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renewal, extension or modification thereof, Purchaser hereby grants to the
Company a security interest in and assigns, transfers, pledges and delivers to the Company Purchaser's Shares (the "Collateral").

     (d) Foreclosure. In the event of any foreclosure of the Company's security
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interest in the Collateral, the Company may sell the Shares at a private sale or may repurchase the Shares itself. The parties agree that, prior to the establishment of a public market for the Shares of Company, the securities laws affecting the sale of the Shares make a public sale of the Shares in the event of foreclosure of the Company's security interest commercially unreasonable. The parties further agree that the repurchasing of the Shares by the Company, or by any person to whom the Company may have assigned its rights hereunder, is commercially reasonable if made at a price determined by the Board of Directors in its discretion, fairly exercised, representing what would be the fair market value of the Shares reduced by any limitation on transferability, whether due to the size of the block of Shares, the restrictions of applicable securities laws or other restrictions imposed pursuant to this Agreement.

     (e) Remedies. In the event of default in payment when due of any
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indebtedness under Purchaser's Note, the Company may elect then, or at any time thereafter, to exercise all rights available to a secured party under the California Commercial Code including the right to sell the

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Collateral at a private or public sale or repurchase the Shares as provided above. The proceeds of any sale shall be applied in the following order:

          (i) To pay all reasonable expenses of the Company in enforcing this Agreement, including without limitation reasonable attorneys' fees and legal expenses incurred by the Company.

          (ii) In satisfaction of the remaining indebtedness under this Promissory Note.

          (iii)  To undersigned, any remaining proceeds.

     (f)  Share Release. Upon payment by Purchaser of any principal amount
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pursuant to the terms of the Note, Escrow Agent shall upon Purchaser's request issue to Purchaser (but not more often than once during any six-calendar month period) a certificate representing the number of Shares in Escrow Agent's possession which were fully paid based upon the number of Shares which were purchasable at the per Share price in Section 1 for the amount of the Note principal paid, and such Shares shall be released from the Collateral and as security for the Note under this security agreement. Escrow Agent shall then be discharged of all further obligations relating to such Shares under this security agreement; notwithstanding the foregoing, Escrow Agent shall retain the Shares if at the time of full payment by Purchaser of such Shares, the Shares are still subject to the escrow provisions contained in Section 4 of the Common Stock Purchase Agreement. Unless Purchaser instructs otherwise, such released Shares shall remain as Collateral under this security agreement to further secure the balance of the Note remaining unpaid.

     (g)  Default. Should default be made in the payment of any installment when
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due, then the whole sum of principal and accrued interest shall become immediately due and payable at the option of the holder of this Note. Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest, and notice of non-payment of this Note.

     (h)  Full Recourse. The holder of this Note shall have full recourse
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against the maker, and shall not be required to proceed against the collateral securing this Note in the event of default.

                                                  _____________________________
                                                  Printed Name:

Interest Rate:  [____]

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